Exhibit 10.2

AMENDMENT TO THE

NATIONSTAR MORTGAGE HOLDINGS INC.

SECOND AMENDED AND RESTATED

2012 INCENTIVE COMPENSATION PLAN

This Amendment to the Nationstar Mortgage Holdings, Inc. Second Amended and Restated 2012 Incentive Compensation Plan (the “Plan”), made pursuant to the right to amend reserved in Section 16 of the Plan, amends the Plan as follows, effective as of the date set forth below:

1.	The preamble to the Plan is hereby deleted and replaced in its entirety by the following:

“The Nationstar Mortgage Holdings Inc. 2012 Incentive Compensation Plan (as it may be amended from time to time, the “Plan”) was established by Nationstar Mortgage Holdings Inc., a Delaware corporation (“Nationstar”), effective as of February 24, 2012. Nationstar amended and restated the Plan effective as of February 24, 2015 and amended and restated the Plan on February 29, 2016, subject to shareholder approval, which approval was obtained on May 12, 2016. In connection with the acquisition of Nationstar by WMIH Corp., a Delaware corporation (together, with any successor thereto or assign thereof, “WMIH”) pursuant to the terms and conditions of that certain Agreement and Plan of Merger among WMIH, Nationstar and Wand Merger Corporation, dated as of February 12, 2018 (the “Merger Agreement”), the Plan was assumed by WMIH, effective as of the Effective Time (as defined in the Merger Agreement).”

2.	Section 1 of the Plan is hereby deleted and replaced in its entirety by the following:

“1.	Purpose of the Plan

This Plan is intended to promote the interests of WMIH and its stockholders by providing employees, consultants and directors of Nationstar and its Subsidiaries, who are largely responsible for the management, growth and protection of the business of WMIH and its Subsidiaries, with incentives and rewards to encourage them to continue in the service of Nationstar and its Subsidiaries and with a proprietary interest in pursuing the long-term growth, profitability and financial success of WMIH and its Subsidiaries.”

3.	The definition of the term “Board of Directors” as set forth in Section 2(b) of the Plan is hereby deleted and replaced in its entirety by the following:

“(b) “Board of Directors” means the board of directors of WMIH.”

4.	The definition of the term “Common Stock” as set forth in Section 2(g) of the Plan is hereby deleted and replaced in its entirety by the following:

“(g) “Common Stock” means WMIH’s common stock, par value $0.00001 per share, or any other security that may be substituted for Common Stock or into which Common Stock may be changed pursuant to the adjustment provisions of Section 11 of the Plan.”

5.	The definition of the term “Company” as set forth in Section 2(h) of the Plan is hereby deleted and replaced in its entirety by the following:

“(h) “Company” means WMIH.”

6.	The definition of the term “Participant” as set forth in Section 2(q) of the Plan is deleted and replaced in its entirety by the following:

“(q) “Participant” means an employee, director or consultant of Nationstar or one of its Subsidiaries who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.”

7.	Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:

“The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and consultants of Nationstar or its Subsidiaries who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of Nationstar or one of its Subsidiaries to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), including grants to employees of its Subsidiaries, subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Awards to directors of Nationstar.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any agreement evidencing any Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. The employment of a Participant with Nationstar shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary of Nationstar and such Person ceases to be a Subsidiary of Nationstar, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

Upon the occurrence of a Change in Control, the Committee shall have full discretionary authority to (i) accelerate the vesting of any Award, and/or (ii) provide for payment of any Award.

On or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

8.	Section 5 of the Plan is hereby deleted and replaced in its entirety by the following:

“5.	Eligibility

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees, directors and consultants of Nationstar and its Subsidiaries whom the Committee shall select from time to time, including those key employees (including officers of Nationstar and its Subsidiaries, whether or not they are directors) who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.”

9.	Section 6(c) of the Plan is hereby deleted and replaced in its entirety by the following:

“(c)	Effect of Termination of Employment or Other Relationship

The agreement evidencing the award of each Stock Option shall specify the consequences with respect to such Stock Option of the termination of the employment, service as a director or other relationship between Nationstar or one of its Subsidiaries and the Participant holding the Stock Option.”

10.	Section 11 of the Plan is hereby amended by deleting each occurrence of the term “Nationstar” therein and replacing the same with “the Company”.

11.	Section 13(a) of the Plan is hereby deleted and replaced in its entirety by the following:

“(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to Nationstar or any of its Subsidiaries or interfere in any way with the right of Nationstar or any of its Subsidiaries at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.”

12.	Each of Sections 14, 15 and 19 of the Plan are hereby amended by deleting each occurrence of the term “Nationstar” therein and replacing the same with “the Company”.

13.	In all other respects, the Plan will remain unchanged and in full force in effect.

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Adopted by the Board of Directors on July 31, 2018.

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